SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                            FORM 8-K




             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


 Date of Report (Date of earliest event reported) August 1, 1996



                        MARKET DATA CORP.
     (Exact name of registrant as specified in its charter)


      TEXAS                33-22264-FW         76-0252235
(State or jurisdiction    (Commission        (I.R.S. Employer
of incorporation)          File Number)      Identification No.)


14505 TORREY CHASE BLVD. SUITE 410, HOUSTON, TX        77014
(Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code (713) 586-8686


Item 5.    Other Items

     The following statements are pertinent to Renet Financial
Corporation which was contracted to be acquired as a subsidiary of registrant.

     1. Financial Statements dated 6/30/96 from Renet Financial show losses of $46,412 in April, $21,622 in May, and $92,485 in June.

     2. 1st Nationwide Mortgage, on July 19, 1996 demanded repurchase by Renet of loans totaling $336,456 and payment of MIP of $67,424, for an aggregate of over $400,000 in immediate liabilities, resulting from the HUD and procedural violations.

     3. On July 26, 1996, the California Real Estate Department completed an audit of Renet and made specific findings which management believes may lead to a "Cease and Desist" order. The audit found a $197,077.41 trust fund shortage related to the HUD loans. On July 27, Management sent a letter of "corrective actions" to the Real Estate Department.

     4.  Countrywide Funding on July 26, 1996 sent a letter to
Renet demanding payment of $30,707 plus late fees of $1,381.85, involving HUD loans.

     5. Several other small collection demands and suits have been commenced against Renet for $3,000 to $20,000.

     6. There is a $50,000 penalty assessed against Renet payable to HUD for a Civil Penalty regarding the failure to pay
MIP on HUD loans.

     7.  On May 28, 1996, Renet received a Letter Notice of
Withdrawal of Renet's HUD-FHA approval for violations of HUD requirements - particularly misuse and failure to pay UFMIP funds.

     8.  On March 6, 1996 First Nationwide Mortgage revoked its
Agreement with Renet on Purchase and Sale of Mortgages.


                           Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   Market Data Corp
                                   (Registrant)

8/l/96                             Steven C. Naremore
Date                               (Signature)

8/l/96                             Janice S. @ten
Date                               (Signature)